AMENDMENT TO THE
                               WESTWOOD ONE, INC.
                            1999 STOCK INCENTIVE PLAN

     WHEREAS, Westwood One, Inc. (the "Company") maintains the Westwood One, Inc. 1999 Stock Incentive Plan (the "1999 Plan");

     WHEREAS, pursuant to Article XII of the 1999 Plan, the Board reserved the right to amend the 1999 Plan; and

     WHEREAS, the Board desires to amend the 1999 Plan.

     NOW, THEREFORE, BE IT RESOLVED that the 1999 Plan is amended, effective upon shareholder approval of the Westwood One, Inc. 2005 Equity Compensation Plan, as follows:

     1. Section 4.1 of the 1999 Plan is amended by adding the following new sentence to the end thereof:

            "Notwithstanding the foregoing, effective upon stockholder approval of the Company's 2005 Equity Compensation Plan, no shares of Common Stock shall be available for issuance under this 1999 Plan or be subject to Awards other than shares of Common Stock that again become available for issuance pursuant to Section 4.2 of the 1999 Plan."

     2. Article X of the 1999 Plan is amended by adding the following new section to the end thereof:

            "Section 10.4 TERMINATION OF MANDATORY GRANTS. Effective upon stockholder approval of the Company's 2005 Equity Compensation Plan, Stock Options shall not be granted pursuant to this Article X."


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      IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 15th day of March, 2005.

                                    WESTWOOD ONE, INC.


                                    By: /S/ DAVID HILLMAN
                                       ---------------------------
                                    Title: ASSISTANT SECRETARY